UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 22, 2013

VIEWPOINT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1309 W. 15th Street, Plano, Texas		75075
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition
On October 22, 2013, the Registrant announced third quarter 2013 earnings. The press release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

ITEM 8.01	Other Events
On October 22, 2013, the Registrant issued a press release announcing the declaration of a quarterly cash dividend of 12 cents per share, payable on November 18, 2013, to stockholders of record as of the close of business on November 4, 2013. The press release is attached to this report as Exhibit 99.2, which is incorporated herein by reference.
On Wednesday, October 23, 2013, at 8:00 a.m. Central Time, the Registrant will host an investor conference call and webcast to review their third quarter 2013 financial results. The webcast will include a slide presentation which consists of information regarding the Registrant's operating and growth strategies and financial performance. The presentation materials will be posted on the Registrant's website on October 22, 2013. Pursuant to Regulation FD, the presentation materials are attached hereto as Exhibit 99.3.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit 99.1	Press release announcing third quarter 2013 earnings dated October 22, 2013
Exhibit 99.2	Press release announcing quarterly dividend dated October 22, 2013
Exhibit 99.3	Presentation materials

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date:	October 22, 2013	By:	/s/ Kari J. Anderson
Kari J. Anderson, Chief Accounting Officer and Interim Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release announcing third quarter 2013 earnings dated October 22, 2013
Exhibit 99.2	Press release announcing quarterly dividend dated October 22, 2013
Exhibit 99.3	Presentation materials